UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2008

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 11, 2008, the Board of Directors of Cytokinetics, Inc. committed to a restructuring plan that will result in the reduction of approximately 29% of Cytokinetics’ workforce. Employees directly affected by the restructuring plan have received notification and will be provided with severance payments and outplacement assistance. The restructuring plan realigns Cytokinetics’ workforce and operations in line with a strategic reassessment of its research and development activities and corporate objectives. As a result, the company will focus research activities to its muscle contractility programs while advancing drug candidates in its clinical pipeline and will be discontinuing research activities directed to oncology. Cytokinetics expects to complete the restructuring plan by the end of 2008.

Cytokinetics anticipates incurring restructuring charges of approximately $2.5 million in the third quarter of 2008, primarily associated with personnel-related termination costs. The majority of the severance payments will be paid out during the third quarter of 2008. The Company’s operating expenditures on a cash basis for the first half of 2008 was approximately $33.0 million. The Company anticipates its full year 2008 cash operating expenditures to be between $76.0 and $81.0 million, including severance costs and its current assumptions associated with costs related to its clinical trials and consultants. As a result of this restructuring, the Company’s cash operating expenses are anticipated to decrease between $12.0 to $16.0 million in 2009.

The severance-related charge that Cytokinetics expects to incur in connection with the restructuring is subject to a number of assumptions, and actual results may materially differ. Cytokinetics may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the restructuring, Jay K. Trautman, Ph.D., Vice President, Discovery Research and Technology, will be leaving the company on September 30, 2008. Dr. Trautman is entitled to receive nine months of his base salary and reimbursement of up to nine months of continued health benefits, as well as outplacement assistance. Upon execution of a general release in favor of Cytokinetics, Dr. Trautman will receive the benefits described above. In addition, Dr. Trautman will enter into a consulting agreement with the Company to ensure the proper transition of certain research activities.

Item 8.01 Other Events.

On September 16, 2008, Cytokinetics, Incorporated issued a press release announcing strategic realignment of workforce and operations and the matters described in Item 2.05 of this Form 8-K.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits of this Current Report on Form 8K:

Exhibit No. Description
------------------------
99.1 Press release, dated September 16, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

September 16, 2008	By:	/s/ Sharon Barbari

Name: Sharon Barbari
Title: Senior Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated September 16, 2008